UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2015

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Hill-Rom Holdings, Inc. (the "Corporation") held its annual meeting of shareholders on March 4, 2015. The final results of the votes taken at the annual meeting were as follows:

Proposal 1: Election of nine members to the Board of Directors to serve one year terms expiring at the 2016 annual meeting of the stockholders:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Rolf A. Classon	43,420,866	3,119,598	3,189,197
William G. Dempsey	45,770,917	769,547	3,189,197
James R. Giertz	46,038,125	502,339	3,189,197
Charles E. Golden	45,709,793	830,671	3,189,197
John J. Greisch	45,971,999	568,465	3,189,197
William H. Kucheman	45,743,870	796,594	3,189,197
Ronald A. Malone	45,696,100	844,364	3,189,197
Eduardo R. Menasce	45,630,237	910,227	3,189,197
Stacy Enxing Seng	45,776,511	763,953	3,189,197

Proposals 2 - 3

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON- VOTES
2. To approve, by non-binding advisory vote, the executive compensation disclosed in the corporation's proxy statement.	32,772,618	13,173,856	593,990	3,189,197

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015.	49,364,765	345,612	19,284	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: March 6, 2015	BY:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and Secretary